Exhibit 10.3

January     , 20

Dear                     :

I am pleased to enclose the following documents related to your award of a         % interest in profits and a $                 interest in the capital of 20     Internet Capital LP (the “Partnership”):

•	Partnership agreement of 20 Internet Capital L.P.

•	Signature page evidencing your agreement to be bound by the terms of the partnership agreement of the Partnership

•	Three copies of your Section 83(b) election

The interest in capital represents your investment in the Partnership and establishes you as a partner of the Partnership. A check payable to the Partnership in that amount, a signed copy of the signature page of the partnership agreement and two signed copies of your 83(b) election should be returned to Phil Rooney as soon as possible. The third copy of the 83(b) election is for your files and a copy of it should be attached to your 20     federal income tax return.

I hope you are as excited as I am about this opportunity.

Sincerely,

Walter Buckley
Chairman and Chief Executive Officer

Enclosures